As filed with the Securities and Exchange Commission on June 4, 2025

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

Incannex Healthcare Inc.

(Exact name of Registrant as specified in its charter)

Delaware	93-2403210
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 105, 8 Century Circuit Norwest,

NSW 2153

Australia

(Address of Principal Executive Offices)(Zip Code)

Incannex Healthcare Inc. 2023 Equity Incentive Plan

(Full titles of the plan(s))

Joel Latham

Chief Executive Officer and President

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

+61 409 840 786

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Scott M. Stanton, Esq.

Melanie Ruthrauff Levy, Esq.

Jason Miller, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92030

858-314-1873

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering an additional 2,700,000 shares of common stock of Incannex Healthcare Inc. (the “Registrant”) issuable, or which may become issuable, under the Incannex Healthcare Inc. 2023 Equity Incentive Plan as amended by that certain amendment dated May 27, 2025 (as amended, the “2023 Plan”).

Pursuant to General Instruction E on Form S-8, the contents of the prior registration statement on Form S-8, File No. 333-276172, previously filed with respect to the 2023 Plan, is incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 30, 2024;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024, filed on November 14, 2024; the quarter ended December 31, 2024, filed on February 14, 2025 and the quarter ended March 31, 2025 filed on May 15, 2025;

(c)	The Registrant’s Current Reports on Form 8-K filed with the SEC on July 30, 2024, August 5, 2024, September 10, 2024, September 10, 2024, September 30, 2024, October 15, 2024, October 21, 2024, October 24, 2024, October 24, 2024, December 11, 2024, January 10, 2025, January 23, 2025, February 4, 2025, February 14, 2025, March 10, 2025, March 18, 2025, April 3, 2025, April 7, 2025, April 25, 2025, May 14, 2025, May 15, 2025, May 15, 2025, May 16, 2025, May 20, 2025, May 20, 2025, May 28, 2025, May 28, 2025; and May 29, 2025; and

(d)	the description of the common stock contained in Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on November 29, 2023, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Current Report on Form 8-K expressly provides to the contrary.

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Item 8. Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Incannex Healthcare Inc., dated May 27, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on May 28, 2025).

3.2	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on July 31, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)

3.3	Amended and Restated Bylaws, dated November 20, 2023 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

23.1*	Consent of Grant Thornton

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page)

99.1*	Amendment No. 1 to Incannex Healthcare Inc. 2023 Equity Incentive Plan

99.2	Incannex Healthcare Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, on the 4th day of June, 2025.

INCANNEX HEALTHCARE INC.

By:	/s/ Joel Latham
Name:	Joel Latham
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Incannex Healthcare Inc., hereby severally constitute and appoint Joel Latham and Joseph Swan, and each of them individually, our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Joel Latham	Chief Executive Officer, President and Director	June 4, 2025
Joel Latham	(Principal Executive Officer)

/s/ Joseph Swan	Chief Financial Officer	June 4, 2025
Joseph Swan	(Principal Financial and Accounting Officer)

/s/ Troy Valentine	Chairman	June 4, 2025
Troy Valentine

/s/ Peter Widdows	Director	June 4, 2025
Peter Widdows

/s/ George Anastassov	Director	June 4, 2025
George Anastassov

/s/ Robert Clark	Director	June 4, 2025
Robert Clark

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